Exhibit 10.5

COMMERCIAL LEASE AGREEMENT

1751 Panorama Point – Unit E

Lafayette, Colorado 80026

urban-gro Inc.

THIS COMMERCIAL LEASE AGREEMENT (the “Lease”) is entered into by and between Landlord and Tenant this 1st day of September, 2017.

SECTION I.	TERMS AND DEFINITIONS

The following terms as used herein shall have the meanings as set forth below:

A.                 “Landlord” means Bravo Lighting LLC.

B.                 “Tenant” means urban-gro Inc.

C.                 “Guarantor” means urban-gro Inc.

D.                 “Project” means the building commonly known as 1751 Panorama Point Unit E located in the City of Lafayette, which Project has approximately 662 rentable square feet office space and 2000 of warehouse space.

E.                  “Building” means the building at the Project in which the Premises are located, at 1751 Panorama Point Unit E located in the City of Lafayette

F.                  “Premises” means the Space located at the address of 1751 Panorama Point Unit E located in the City of Lafayette and consisting of approximately 2662 rentable square feet. The Premises include the common use of other outdoor areas, including parking.

G.                 “Term” means the term of this Lease, which is for 1 year, as more particularly described in Section IV below.

H.                 “Commencement Date” means September 1st, 2017.

I.                   “Monthly Base Rent” is as per the schedule shown below:

Years	Monthly Base Rent
1	$3,000

J.                   “Tenant’s Proportionate Share” means 100%, calculated by dividing the rentable square feet in the Premises by the total rentable square feet in the Project; provided, however, that such percentage shall be subject to reasonable recalculation after any modifications to the amount of rentable square feet in the Premises or the amount of rentable square feet in the Project.

K.                 “Permitted Use” means the operation of an agriculture and lighting business and uses necessary or incidental thereto including but not limited to storage of lighting components, electronics, equipment, motors, pesticides, and R&D equipment.

L.                  “Landlord’s Address” means 1751 Panorama Point Unit E, Lafayette, CO 80026.

M.                “Tenant’s Address” means: of 1751 Panorama Point Unit G, Lafayette, CO 80026.

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SECTION II.	PROPERTY LEASED

A.                 Premises. Upon and subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

B.                 Common Areas. Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the non-exclusive use of all the Common Areas (as defined below).

SECTION III.	DELIVERY OF POSSESSION

On the Commencement Date Landlord will deliver the Premises to Tenant, and Tenant shall accept the same in its “AS IS, WHERE IS” condition.

SECTION IV.	TERM

The Term shall begin on the Commencement Date and end on the last day of the month which is 12 months after the month in which the Commencement Date occurs.

SECTION V.	MONTHLY RENT

Beginning September 1st 2017, and for the duration of the term, Tenant shall pay to Landlord the Monthly Base Rent and Additional Rent in the amount and monthly installments set forth in Section I(I) above. Such sums shall be payable by Tenant on or before the first day of each month, in advance, at Landlord’s Address, or such other place as Landlord shall designate, without any prior demand therefore and without any abatement, deduction or setoff whatsoever. If the Commencement Date should occur on a day other than the first day of a calendar month, then the rental for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month.

SECTION VI.	INSURANCE

A.                 Tenant’s Insurance. Tenant shall, during the Term hereof, keep in full force and effect the following insurance and annually, on or before the anniversary date of this Lease, provide appropriate insurance certificates to Landlord:

(1)               Comprehensive general liability insurance for the benefit of Tenant and Landlord as named insured and additional insured, respectively, against claims for personal injury liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business operated by Tenant and by any subtenant of Tenant on the Premises, (ii) operations of independent contractors engaged by Tenant for construction on or about the Premises, and (iii)  contractual liability, with an aggregate limit not less than $1,000,000.00; such insurance may be furnished under a “primary” policy and an “umbrella” policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

(2)               a policy of fire, extended coverage, insuring the personal property, furniture, furnishings and fixtures belonging to Tenant located on the Premises for not less than one hundred percent (100%) of the actual replacement value thereof;

(3)               worker’s compensation insurance, with coverage as required by the State in which the Project is located;

(4)               such other insurance as Landlord may reasonably determine to be necessary, consistent with standard industry practices.

Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy and shall be in a form and with a company reasonably satisfactory to Landlord. Except for worker’s compensation insurance, each insurance certificate shall indicate that the insurer waives its rights of subrogation against Landlord. In addition, any insurance policy obtained by Tenant shall be written as primary policies, non-contributing with or in excess of any coverage which Landlord may carry. If Tenant fails to maintain and secure the insurance coverage required under this Section VII(A), then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant on demand.

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If, on account of the failure of Tenant to comply with the provisions of this Section VII(A), Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill thereof and evidence of such loss.

B.                 Landlord’s Insurance. Landlord shall, during the Term hereof, keep in full force and effect the following insurance:

(1)               A policy of fire, extended coverage insurance insuring the Building of which the Premises are a part, in an amount at least equal to the full replacement cost thereof; and

(2)               such other insurance as Landlord may deem reasonably necessary for the protection of the Premises and the Project.

All insurance premiums for Landlord’s insurance shall be included in Common Operating Costs, as described in Section XIII below.

C.                 Waiver of Subrogation. Landlord and Tenant each shall obtain from their respective insurers under all policies of insurance required to be carried by such party hereunder or any other insurance actually carried by such party related to the Premises, if any, a waiver of all rights of subrogation which the insurer of one party might have against the other party.

SECTION VII.	INDEMNITY

A.                 Tenant’s Indemnity. Tenant agrees to indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorney’s fees and court costs, for injury to or death of any person or for damages to any property arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Premises by Tenant or Tenant’s agents, employees, invitees, or contractors (“Tenant’s Agents”) or any work, activity or other things allowed or suffered by Tenant or Tenant’s Agents to be done in or about the Premises, (ii) any breach or default in the performance of any obligation of Tenant under this Lease and (iii) any act or failure to act, whether negligent or otherwise tortious, by Tenant or Tenant’s Agents on or about the Premises, Building or Project. All property of Tenant kept or stored on the Premises or in the building shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless the damage or loss was caused by the negligent or reckless act or omission of Landlord and/or its representatives or agents. Neither this nor any other indemnification contained in this Lease is limited by the amount of insurance carried by Tenant or required to be carried by Tenant under this Lease.

B.                 Landlord’s Indemnity. Landlord agrees to indemnify, defend (with counsel reasonably satisfactory to Tenant) and hold Tenant and its officers, directors, employees, successors and assigns, harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorney’s fees and court costs, for injury to or death of any person or for damages to any property caused by (i) any breach or default in the performance of any obligation of Landlord under this Lease and (ii) any act or failure to act that constitutes intentional misconduct, recklessness or gross negligence by Landlord or Landlord’s officers, directors, partners or employees on or about the Premises or the Project.

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SECTION VIII.	USE OF PREMISES

A.                 Permitted Uses. Tenant shall use the Premises solely for the Permitted Use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

B.                 Continuous Operation.

(1)               From and after the date Tenant initially opens for business in the Premises, except during periods of renovation or remodeling, Tenant shall operate continuously and uninterruptedly during normal business hours usually associated with the Permitted Use, and shall keep the Premises fully staffed with employees and adequately stocked with trade fixtures and operating equipment to service and supply the usual and ordinary requirements of its customers.

(2)               Failure of Tenant to do business as herein required shall constitute a default by Tenant hereunder (subject to Tenant’s notice and cure rights set forth herein).

C.                 Compliance with Laws. Tenant shall not use the Premises in any way (or permit or suffer anything to be done in or about the Premises) which will conflict with any law, statute, ordinance or governmental rule or regulation) affecting the Project, now in force or which may hereafter be enacted or promulgated including, but not limited to, the provisions of any city or county zoning codes regulating the use of the Premises and any licensing requirements for the selling, serving or furnishing of Tenant’s products. Tenant shall, at its sole cost and expense, promptly comply with (i) all laws, statutes, ordinances, and governmental rules and regulations, now in force or which may hereafter be in force and (ii) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

D.                 Landlord’s Rules and Regulations. Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees, and licensees to observe and comply fully and faithfully with any rules and regulations (as the same may be modified, the “Rules”) provided that any such Rules shall not be inconsistent with any other provision of this Lease and shall be reasonable and have general application to all tenants in the Project. Landlord shall not be responsible to Tenant for failure of any other tenant or occupant of the Project to observe or comply with any of the Rules.

E.                  Parking. Tenant shall require its employees, agents, suppliers, licensees, vendors and contractors to park in areas and in a manner designated by Landlord.

F.                  Tenant Signage. All Tenant signage shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and criteria as to size and design materials and location, and shall comply with the sign codes of any governmental or quasi-governmental authority having jurisdiction over the Project. Tenant shall maintain, repair, and replace such signage (and repair any damage to the Building caused by the installation of such signage) as required by Landlord during this Lease. The costs to install said signs shall be borne by Tenant.

SECTION IX.	SERVICE AND UTILITIES

Landlord agrees to pay the full cost of all utilities supplied to the Premises, together with any taxes thereon. Landlord shall be required to pay any increased cost of any utilities and services resulting from any substantial recurrent use of the Premises for such utilities and services or any use beyond what Landlord agrees to furnish or resulting from special electrical, cooling and ventilating needs created in certain areas by telephone equipment, computers and other similar equipment or uses. If the Building is designed for individual tenant operation of the heating, ventilation and cooling system, Landlord agrees to pay the cost of operating such system. ..

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SECTION X.	TENANT’S TAXES

Landlord shall pay before delinquency every tax, assessment, license fee, excise and other charge, however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction over the Premises and which is payable in respect of the Term upon or on account of (i) Tenant’s operations at, occupancy of, or conduct of business in or from the Premises,

SECTION XI.	MAINTENANCE AND REPAIRS

A.                 Landlord’s Obligations. Landlord shall keep in good condition and repair, at Landlord’s cost and expense, the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises. Landlord shall not be required to make any repairs that are the obligation of any other tenant or occupant within the Building or (unless covered by Landlord’s insurance) repairs for damage caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant or any of Tenant’s employees, suppliers, shippers, customers or invitees, in which event Tenant shall repair such damage at its sole cost and expense (unless covered by Landlord’s insurance). Landlord shall not be liable for and there shall be no abatement of rent with respect to, any injury to or interference with Tenant’s business arising from any repair, maintenance, alteration or improvement in and to any portion of the Premises or the Project. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under any law, statute, ordinance, rules and regulations now or hereafter in effect in any jurisdiction in which the Project is located, unless such damage or loss was caused by the negligent or reckless act or omission of Landlord and/or its representatives or agents. Landlord is responsible for all permits and fees arising from construction done to the premises that has occurred or will occur during the course of the lease.

B.                 Tenant’s Obligations. Tenant shall make all repairs and replacements as necessary to preserve in good working order and condition the interior of the Premises and certain systems exclusively serving the Premises, including, without limitation, plumbing within the Premises, heating, ventilating and air conditioning systems located within the Premises and installed for the exclusive use of the Premises, electrical and lighting facilities and systems and equipment within the Premises, and all fixtures, interior walls, interior surfaces of exterior walls, ceilings, windows, doors, cabinets, draperies, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises. Tenant shall, at its sole cost and expense, make all repairs to the Premises, Building and Project which are required, in the reasonable opinion of Landlord, as a result of any misuse or neglect committed or permitted by Tenant or by any subtenant, agent, employee, or servant of Tenant (unless covered by Landlord’s insurance). In addition, Tenant shall, at its sole cost and expense, repair any damage which is caused by any invitee of Tenant (unless covered by Landlord’s insurance).

C.                 Landlord’s Right to Make Repairs. In the event that Tenant fails to maintain the Premises in good and sanitary order, condition and repair as required by this Lease, then, following thirty (30) days prior written notification to Tenant (except in the case of any emergency, in which case no prior notification shall be required), Landlord shall have the right, but not the obligation, to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are required to place the Premises in good and sanitary order, condition and repair. Any amount so expended by Landlord shall be paid by Tenant promptly upon demand. Landlord shall have no liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, equipment, furniture or other property or for any inconvenience or interference with the use of the Premises by Tenant resulting from Landlord’s performance of such maintenance or repair work, except to the extent the same was caused by the gross negligence or willful misconduct of Landlord.

D.                 Condition of Premises Upon Surrender. Tenant shall, upon the expiration or earlier termination of the Term, surrender the Premises to Landlord in the same condition as on the date Tenant took possession, broom clean, reasonable wear and tear excepted. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord’s expense or Tenant’s expense, shall be and remain the property of Landlord; provided that any business fixtures, furnishings and personal property installed on the Premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, shall be and remain the property of Tenant and, at the expiration of the Term, shall be removed by Tenant at Tenant’s sole cost and expense. Tenant shall promptly repair any damage to the Premises or the Building resulting from such removal. Any of Tenant’s property not removed from the Premises prior to the expiration of the Term shall be deemed abandoned, and, at Landlord’s option, either become the property of Landlord or may be removed by Landlord and Tenant shall pay to Landlord the cost of such removal within ten (10) days after delivery of a bill therefore.

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SECTION XII.	ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Premises at reasonable times, with reasonable prior notice, to inspect the same, to supply any service to be provided by Landlord hereunder, to determine whether Tenant is complying with its obligations hereunder, to exhibit the Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building as required or permitted herein, without abatement of rent, provided that the business of Tenant shall not be interfered with unreasonably. The proceeding notwithstanding, Landlord shall have no obligation to advise Tenant prior to entry of the Premises in the event of an emergency. Any entry to the Premises as provided herein shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

SECTION XIII.	DESTRUCTION

A.                 Minor Insured Damages. In the event the Premises, the Building of which the premises are a part, or any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained by Landlord pursuant to Section VII above, then Landlord shall rebuild and restore the Premises or Building, as the case may be, and repair the damaged portion thereof, provided that (i) the amount of insurance proceeds available to Landlord equals or exceeds the cost of such rebuilding, restoration and repair, (ii) such rebuilding, restoration and repair can be completed within ninety (90) days after the work commences in the reasonable opinion of a registered architect or engineer appointed by Landlord, (iii) the damage or destruction has occurred more than twelve (12) months before the expiration of the Term and (iv) such rebuilding, restoration, or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the Premises, or Building, as the case may be, to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same rentable square footage. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises, or the Building, such proceeds, for the purposes of this Section XVII(A), shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration, and repair of the Premises, or Building. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant’s personal property, furnishings, fixtures, equipment or other such property or effects of Tenant.

B.                 Major or Uninsured Damage. In the event the Premises, or the Building, or any portion thereof, is damaged or destroyed by any casualty to the extent that Landlord is not obligated under Section XVII(A) above to rebuild or restore the Premises or the Building, as the case may be, or to repair the damaged portion thereof, then Landlord may, at its option, either (i) rebuild or restore the Premises or Building and repair the damaged portions thereof or (ii) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within thirty (30) days after the damage or destruction occurs of its election to rebuild or restore the Premises or Building, as the case may be, and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease. Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease, Tenant may terminate this Lease upon thirty (30) days prior written notice if either (a) Landlord determines that such repair or restoration cannot be completed within one hundred and eighty (180) days or (b) the damage or destruction occurs within the last twelve (12) months of the Term, unless Tenant’s actions or omissions are the cause of the damage against which Tenant shall indemnify Landlord pursuant to Section VIII above. If Landlord shall not exercise its right to so terminate this Lease, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant’s personal property, furnishings, fixtures, equipment or other such property or effects of Tenant and Tenant shall promptly repair any damage to, or replace all of Tenant’s personal property, furnishings, fixtures, equipment and other such property or effects of Tenant, unless such damage or loss was caused by the negligent or reckless act or omission of Landlord and/or its representatives or agents.

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C.                 Abatement of Monthly Rent. Notwithstanding anything herein to the contrary, there shall be an abatement of Monthly Rent and all other items payable under this Lease and reimbursement of Additional Rent under Section XIII by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that either (i) Landlord received insurance proceeds for loss of rental income attributable to the Premises or (ii) the Premises cannot be reasonably used by Tenant for conduct of its business, in which event the Monthly Rent and all other items payable under this Lease shall abate proportionately according to (i) or (ii) above commencing thirty (30) days after the damage to or destruction of the Premises or Building has occurred, and except that, if Landlord or Tenant elects to terminate this Lease as provided in Section XVII(B) above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Section XVII, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of Monthly Rent and all other items payable under this Lease by reason of such damage, unless and until Landlord is reimbursed for such abatement pursuant to any rental insurance policy that Landlord may, in its sole discretion, elect to carry. Tenant’s right to terminate this Lease in the event of any damage or destruction to the Premises or Building is governed by the terms of this Section XVII.

SECTION XIV.	CONDEMNATION

A.                 Total or Partial Taking. If all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking, this Lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantial all of the Premises is so condemned or taken and Tenant is able to successfully continue the conduct of its business and the balance of the Premises, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the reasonable opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur.

B.                 Award. Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or total taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of damages to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant’s business.

C.                 Abatement of Monthly Rent. Notwithstanding anything herein to the contrary, there shall be an abatement of Monthly Rent in the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to this Section XVIII. In such event, the Monthly Rent and all other rental charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section XVIII, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor. Landlord shall be entitled to retain all of the Security Deposit until such time as this Lease is terminated as to all of the Premises.

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SECTION XV.	HOLDING OVER

Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any party of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (i) such tenancy will be deemed to be periodic tenancy from month-to-month only; (ii) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (ii) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law. In such event, Monthly Rent will be one hundred twenty percent (120%) of the Monthly Rent in effect as of the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained to this Lease. Any holding over without Landlord’s consent shall constitute a default by Tenant and shall entitle Landlord to the remedies set forth herein and otherwise available at law.

SECTION XVI.	DEFAULT

A.                 Tenant’s Default. The failure by Tenant to perform any one or more of the following obligations shall constitute a default hereunder by Tenant:

(1)               If Tenant abandons or vacates the Premises for more than thirty (30) days without Landlord’s prior written consent (except in the case of eminent domain or destruction).

(2)               If Tenant fails to pay any rent or other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after Tenant has received written notification of such failure.

(3)               If Tenant involuntarily transfers Tenant’s interest in this Lease or voluntarily transfers (attempted or actual) its interest in this Lease, without Landlord’s prior written consent.

(4)               If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the Federal Bankruptcy Laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of the Premises or any of Tenant’s personal property located at the Premises and such jurisdiction, custody or control remains in force or unrelinquished, unstayed or unterminated for a period of sixty (60) days.

(5)               If in any proceeding or action in which Tenant is a party, a trustee, a receiver, agent or custodian is appointed to take charge of the Premises or any of Tenant’s personal property located at the Premises (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s personal property and the same is not discharged within sixty (60) days.

(6)               If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the failure cannot reasonably be cured within thirty (30) days, so long as Tenant commences the cure within thirty (30) days and thereafter prosecutes the same to conclusion, such long period (not to exceed one hundred twenty (120) days as shall reasonably be required for such cure.

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B.                 Remedies of Landlord. Upon the occurrence of a default by Tenant that is not cured by Tenant within the cure period specified above, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

(1)               The rights and remedies to recover from Tenant upon termination of the Lease:

(a)                The worth at the time of award of the unpaid rent which had been earned at the time of termination;

(b)               The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Landlord could reasonably have avoided;

(c)                The worth at the time of award of the amount, if any, by which the unpaid rent for the balance of the Term after the time of award exceeds the fair rental value of the Premises; and

(2)               The rights and remedies which allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent and any other additional monetary charges as they become due, for as long as Landlord does not terminate Tenant’s right to possession less the amount thereof Landlord did recover or with reasonable diligence could have recovered by reletting the Premises. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(3)               The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(4)               The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations in and repairs to the Premises. Upon each such subletting, Tenant shall be immediately liable for payment to Landlord of the cost of such subletting and such alterations and repairs incurred by Landlord, if any. Any amounts received by Landlord from such subletting shall be applied first toward the cost of any alterations or repairs made to the Premises in connection with such subletting; second, to payment of Monthly Rent, Tenant’s Proportionate Share of Common Operating Costs, and other monetary obligations due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Monthly Rent, Tenant’s Proportionate Share of Common Operating Costs, and other monetary obligations as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting during any month are less than those paid to Landlord by the subtenant, or if such rentals received from such subletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, under this Section XXI(B)(4), shall be construed as an election on Landlord’s part to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(5)               Notwithstanding anything herein contained to the contrary, if Tenant shall be in default in the performance of any of the terms or provisions of this Lease and if Landlord shall give to Tenant notice in writing of such default specifying the nature thereof, and if Tenant shall fail to cure such default within the time herein provided or immediately if such default requires emergency action, Landlord may, in addition to its other legal and equitable remedies, cure such default for the account of and at the cost and expense of Tenant, and the sums so expended by Landlord, including reasonable legal fees, shall be deemed to be additional rent and shall be paid by Tenant on the day when rent shall next become due and payable.

C.                 Remedies Cumulative. No reference to nor exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein, except to the extent, if any, expressly limited by the provisions of this Lease. No such remedy shall be exclusive or dependent upon any other such remedy, but either party may from time to time exercise any one (1) or more of such remedies independently or in combination. No provision of this Lease shall limit or prejudice the right of Landlord to prove and obtain, as damages by reason of any termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, regardless of whether such amount is greater, equal to, or less than any amounts that may be referred to in this Section XXI.

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D.                 Landlord’s Default. If Landlord fails to promptly and fully perform any of its covenants, conditions or agreements contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, such failure shall constitute a default hereunder by Landlord.

E.                  Tenant’s Remedies. Upon the occurrence of a default by Landlord that is not cured by Landlord within the cure period specified above, Tenant shall have, as its sole and exclusive remedies, the right to sue Landlord for damages and/or for termination of this Lease.

SECTION XVII.	LATE PAYMENTS

A.                 Late Charges. Monthly Rent and Tenant’s Proportionate Share of the Common Operating Costs are due on the 1st day of the month. If any payment is delinquent for four (4) days or more, Tenant, at Landlord’s option, may be charged a $5.00/day fee until the outstanding balance is paid in full. In addition to the foregoing, a returned check charge of $25.00 will be assessed for all rent payments returned for any reason. In the event of a returned check, Landlord may require Tenant to pay future rent payments by certified funds, cashier’s check, or money order. Landlord is under no obligation to accept two party checks or partial payments. Tenant shall not withhold rent for any reason.

B.                 Interest on Late Payments. At Landlord’s option, any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of four percent (4%) above the Prime Rate being quoted by The Wall Street Journal or the maximum rate permitted by law from the date such payment is due until paid, except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date Landlord gives Tenant written notice of such disbursement by Landlord.

C.                 No Waiver. Neither assessment nor acceptance of any late charge or interest by Landlord shall constitute a waiver of Tenant’s default (if any) with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease. Nothing contained in this Section XXIV shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

SECTION XVIII.	RELEASE AND PARTY IN INTEREST

Tenant agrees that in the event Tenant shall have any claim against Landlord under this Lease arising out of the subject matter of this Lease, Tenant’s sole recourse shall be against Landlord’s interest in the Project and Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the directors, officers and partners of Landlord.

SECTION XIX.	NOTICES

Any notice, demand, approval, consent, bill, statement or other communication required or desired to be given under this Lease in writing shall be directed to Tenant at Tenant’s Address or to Landlord at Landlord’s Address and shall be personally served or given by mail. If such notice is mailed, the same shall be deemed to have been given when three (3) days have elapsed from the date of the deposit into the United States Mail, certified and postage prepaid.

SECTION XX.	QUIET ENJOYMENT

Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Landlord shall warrant and defend Tenant against all Persons claiming under, by or through Landlord, in the quiet enjoyment and possession of the Premises during the Term.

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SECTION XXI.	Miscellaneous

A.                 No Offer. This Lease is submitted to Tenant and the understanding that will not be considered an offer and will not bind Landlord in any way until (i) Tenant has dually executed and delivered duplicate originals to Landlord and (ii) Landlord has executed and delivered one of such originals to Tenant.

B.                 No Construction against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord’s counsel had prepared it.

C.                 Section Headings. The section headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

D.                 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein. No prior agreement or understanding pertaining to any such matter shall be binding upon Landlord. Any amendments to or modifications of this Lease shall be in writing, signed by the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

E.                  No Waiver. The waiver by Landlord or Tenant of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provisions contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or lesson the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with the terms of this Lease. The subsequent acceptance of rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

F.                  Time of the Essence. Time is of the essence in the performance of each provision of this Lease.

G.                 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

H.                 Litigation. In the event of litigation arising under this Lease the party, if any, prevailing on the more substantial part of its claims and defense, shall be entitled to recover all costs and expenses associated therewith, including, but not limited to, reasonable attorney fees.

I.                    Waiver of Jury Trial. Landlord and Tenant by both hereby waive their respective rights to trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any other claims (including without limitation claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

J.                   Governing Law. This Lease will be governed by and construed pursuant to the laws of Colorado.

K.                 Counterparts. This Lease may be executed in several duplicate counterparts, each of which shall be deemed an original of this Lease for all purposes.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Commercial Lease Agreement as of the date first above written.

LANDLORD:	Bravo Lighting LLC.

	By:	/s/ Octavio Gutierrez
	Name:	Octavio Gutierrez
	Its:	Manager

TENANT:	urban-gro Inc.

	By:	/s/ Bradley Nattrass
	Name:	Bradley Nattrass

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